EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Inter-Tel Incorporated 1997 Long-Term Incentive Plan of our report dated February 14, 2003 with respect to the consolidated financial statements and schedule of Inter-Tel, Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP
Phoenix, Arizona
April 18, 2003